Exhibit 99.1

JDSU News Release

JDSU ANNOUNCES FISCAL 2010 FOURTH QUARTER AND YEAR END RESULTS

Milpitas, California, August 25, 2010 – JDSU (NASDAQ: JDSU; and TSX: JDU) today reported results for its fourth fiscal quarter and year ended July 3, 2010.

Net revenue for the fourth fiscal quarter was $390.9 million and the net income was $1.5 million, or $0.01 per share. This compares to net revenue of $332.3 million and a net loss of $(11.9) million or $(0.05) per share for the prior quarter, and net revenue of $273.2 million and a net loss of $(63.6) million or $(0.29) per share for the fourth fiscal quarter of 2009.

For the full fiscal year 2010, net revenue of $1,363.9 million increased 6% from $1,283.3 million for fiscal 2009. The net loss for the year of $(61.8) million, or $(0.28) per share, decreased from a net loss of $(909.5) million, or $(4.22) per share, for fiscal 2009.

On a non-GAAP basis, net revenue for the fourth quarter was $398.1 million and net income for the quarter was $33.1 million, or $0.15 per share. This compares to non-GAAP net revenue of $332.9 million and net income of $23.2 million, or $0.10 per share for the prior quarter, and $274.1 million and net loss of $(1.5) million, or $(0.01) per share, for the fourth fiscal quarter of 2009. On a full year basis, fiscal 2010 non-GAAP revenue was $1,373.4 million and net income for the year was $91.9 million, or $0.41 per share. This compares to non-GAAP net revenue of $1,284.6 million and net income of $42.6 million, or $0.20 per share, for the fiscal year 2009.

“Fiscal 2010 was a year of accelerating revenue growth and portfolio expansion for JDSU,” said Tom Waechter, JDSU’s President and Chief Executive Officer. “We completed two important acquisitions and introduced a number of innovative products that resulted in higher market penetration. At the same time, we continued to execute against our stated strategic priorities, resulting in a more profitable operating model and sustained cash flow. We enter fiscal 2011 with order momentum and an industry-leading product portfolio.”

Financial Overview – Fourth Fiscal Quarter Ended July 3, 2010

All numbers in this section are non-GAAP unless stated otherwise.

•

Net revenue of $398.1 million, which includes $15.7 million from the acquisition of the Network Solutions Division from Agilent Technologies, Inc., increased 20% compared to the prior quarter and increased 45% compared to the fourth quarter of fiscal 2009.

•	Gross margin was 45.5% compared to 44.1% in the prior quarter and 42.2% in fourth quarter of fiscal 2009.

•	Operating margin was 9.3% compared to 6.6% in the prior quarter and (1.2%) in fourth quarter of fiscal 2009.

•

Communications Test and Measurement revenue of $186.2 million increased 28% compared to the prior quarter and increased 40% compared to the fourth quarter of fiscal 2009. Revenue from this segment represented 47% of total net revenue.

•

Communications and Commercial Optical Products revenue of $157.3 million increased 22% compared to the prior quarter and increased 74% compared to the fourth quarter of fiscal 2009. Revenue from this segment represented 39% of total net revenue.

•	Optical Communications revenue of $134.7 million increased 23% compared to the prior quarter and increased 70% compared to the fourth quarter of fiscal 2009.

•	Commercial Lasers revenue of $22.6 million increased 21% compared to the prior quarter and increased 98% compared to the fourth quarter of fiscal 2009.

•

Advanced Optical Technologies revenue of $54.6 million decreased 7% compared to the prior quarter and increased 8% compared to the fourth quarter of fiscal 2009. Revenue from this segment represented 14% of total net revenue.

•	Americas’ customers represented 49% of total net revenue for the quarter. European and Asia-Pacific customers represented 26% and 25% of total net revenue, respectively.

•	The Company held $600.1 million in total cash and investments and generated $46.9 million of cash from operations for the quarter.

Business Outlook

For the first quarter of fiscal 2011, ending October 2, 2010, the Company expects non-GAAP net revenue to be in the range of $410 million to $425 million.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on Wednesday, August 25, 2010 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors. Beginning this quarter, the Company will use a new format for disclosing key financial information associated with its quarterly results. The Company will post and distribute slides outlining the company’s latest financial results concurrent with this earnings press release. These slides will now be available prior to management’s presentation in order to provide the investment community with additional time for review and analysis. These slides are supplementary and will not be discussed during the earnings call. They will be posted on www.jdsu.com/investors under the “Financial Information” section. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) enables broadband and optical innovation in the communications, commercial and consumer markets. JDSU is a leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. JDSU is also a leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains, and the discussions in our subsequent conference call will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) any anticipation or guidance as to future financial performance, including future revenue, gross margin, operating expense, operating margin, EBITDA, cash flow and other financial metrics; and (ii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, the Company’s ability to predict future financial performance continues to be difficult due to, among other things: (a) continuing general limited visibility across many of our product lines exacerbated by the current credit and financial market uncertainty, as well as the migration to vendor managed inventory programs; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin range across our portfolio; (c) consolidation of our customer base, which, in the shorter term limits demand visibility, and, in the longer term, could reduce our business potential; (d) average selling prices continue to decline across our businesses; (e) our Communications Test and Measurement business is notable for seasonality and a significant level of in-quarter book-and-ship business, further limiting our forecasting abilities; (f) we are currently engaged in various product and manufacturing transfers, site consolidations and product discontinuances, which has caused and may cause short term disruptions; and (g) the ability of our suppliers and contract manufacturers to meet production and delivery requirements to our forecasted demand.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2009 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information

Investors: Cherryl Valenzuela, 408-546-4521 or cherryl.valenzuela@jdsu.com

Press: Jim Monroe, 240-404-1922, or jim.monroe@jdsu.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

-SELECTED FINANCIAL DATA FOLLOWS-

JDSU News Release

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Net revenue	$390.9	$273.2	$1,363.9	$1,283.3
Cost of sales	217.5	160.4	766.2	742.9
Amortization of acquired developed technologies	13.5	11.5	50.6	48.9
Impairment of acquired developed technologies	—	—	—	4.9

Gross profit	159.9	101.3	547.1	486.6

Operating expenses:
Research and development	51.4	38.8	174.9	167.1
Selling, general and administrative	103.7	92.1	382.9	399.0
Amortization of other intangibles	8.0	6.3	27.8	27.0
Impairment of goodwill	—	4.8	—	741.7
(Gain) loss on disposal and impairment of long-lived assets	(3.5)	1.1	(2.0)	13.2
Restructuring and related charges	3.4	18.3	17.7	38.5

Total operating expenses	163.0	161.4	601.3	1,386.5

Income (loss) from operations	(3.1)	(60.1)	(54.2)	(899.9)
Interest and other income (expense), net	(0.2)	2.2	9.6	33.5
Interest expense	(6.2)	(5.7)	(24.3)	(25.5)
Gain (loss) on sale of investments	13.2	(0.1)	13.1	1.8
Impairment of investments	(0.2)	—	(1.4)	(18.4)

Gain (loss) before income taxes	3.5	(63.7)	(57.2)	(908.5)
Provision (benefit) for income taxes	1.8	(1.0)	2.5	(2.3)

Gain (loss) before discontinued operations	1.7	(62.7)	(59.7)	(906.2)
Discontinued operations, net of tax	(0.2)	(0.9)	(2.1)	(3.3)

Net income (loss)	$1.5	$(63.6)	$(61.8)	$(909.5)

Basic net income (loss) per share from:
Continuing operations	$0.01	$(0.29)	$(0.27)	$(4.20)
Discontinued operations	(0.00)	(0.00)	(0.01)	(0.02)

Net income (loss)	$0.01	$(0.29)	$(0.28)	$(4.22)

Diluted net income (loss) per share from:
Continuing operations	$0.01	$(0.29)	$(0.27)	$(4.20)
Discontinued operations	(0.00)	(0.00)	(0.01)	(0.02)

Net income (loss)	$0.01	$(0.29)	$(0.28)	$(4.22)

Shares used in per share calculation:
Basic	220.4	216.1	218.9	215.6

Diluted	227.6	216.1	218.9	215.6

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	July 3, 2010	June 27, 2009
ASSETS
Current assets:
Cash and cash equivalents	$340.2	$286.9
Short-term investments	227.4	398.3
Restricted cash	32.5	10.3
Accounts receivable, net	271.8	187.3
Inventories, net	125.7	144.8
Refundable income taxes	4.0	14.4
Other current assets	73.0	65.8

Total current assets	1,074.6	1,107.8

Property, plant and equipment, net	183.0	191.1
Deferred income taxes	3.2	5.7
Goodwill	66.0	8.3
Other intangibles, net	357.4	322.6
Long-term investments	5.1	15.1
Other non-current assets	14.3	17.5

Total assets	$1,703.6	$1,668.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$137.4	$106.6
Current portion of long-term debt	0.2	0.2
Accrued payroll and related expenses	62.9	45.7
Income taxes payable	19.8	20.3
Deferred income taxes	2.1	5.6
Restructuring accrual	7.1	16.6
Warranty accrual	7.3	7.3
Accrued expense	47.7	56.0
Other current liabilities	66.4	51.6

Total current liabilities	350.9	309.9

Long-term debt	267.1	249.9
Other non-current liabilities	176.9	173.8
Stockholders’ equity	908.7	934.5

Total liabilities and stockholders’ equity	$1,703.6	$1,668.1

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Net revenue:
Communications Test and Measurement	$186.2	$132.6	$652.2	$595.1
Communications and Commercial Optical Products	157.3	90.7	499.3	481.1
Advanced Optical Technologies	54.6	50.8	221.9	208.4
Deferred revenue related to purchase accounting adjustment	(7.2)	(0.9)	(9.5)	(1.3)

Net revenue	$390.9	$273.2	$1,363.9	$1,283.3

Operating income (loss):
Communications Test and Measurement	$20.5	$11.9	$81.5	$86.4
Communications and Commercial Optical Products	19.1	(7.8)	33.4	(8.6)
Advanced Optical Technologies	19.8	19.8	82.5	80.3
Corporate	(22.4)	(27.1)	(100.0)	(127.8)

Total segment operating income (loss)	37.0	(3.2)	97.4	30.3

Unallocated amounts:
Stock based compensation	(10.0)	(12.0)	(43.1)	(50.6)
Acquisition-related charges and amortization of intangibles	(28.8)	(23.6)	(88.0)	(82.1)
Impairment of goodwill	—	(4.8)	—	(741.7)
Gain (loss) on disposal and impairment of long-lived assets	3.5	3.8	2.0	(13.2)
Restructuring and related charges	(3.4)	(18.3)	(17.7)	(38.5)
Realignment and other charges	(1.4)	(2.0)	(4.8)	(4.1)
Interest and other income (expense), net	(0.2)	2.2	9.6	33.5
Interest expense	(6.2)	(5.7)	(24.3)	(25.5)
Gain (loss) on sale of investments	13.2	(0.1)	13.1	1.8
Impairment of investments	(0.2)	—	(1.4)	(18.4)

Gain (loss) before income taxes and discontinued operations	$3.5	$(63.7)	$(57.2)	$(908.5)

Use of Non-GAAP (Adjusted) Financial Measures

The Company provides non-GAAP net revenue, non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA financial measures as supplemental information regarding the Company’s operational performance. The Company evaluates Company-wide segment performance using, among other things, the measures disclosed in this release for the purposes of evaluating the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance. The Company believes its “core operating performance” represents the Company’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as those relating to restructuring, investing, stock-based compensation expense and non-cash activities that management does not believe are reflective of such ordinary, ongoing and customary course activities.

The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to see Company results “through the eyes” of management. The Company further believes that providing this information allows Company investors to both better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP adjustments described in this release have historically been excluded by the Company from its non-GAAP measures. The non-GAAP adjustments, and the basis for excluding them, are outlined below.

Revenue from acquisition related deferred revenue: The Company excludes the fair value adjustment to acquisition related deferred revenue when calculating non-GAAP revenue. The Company believes that the non-GAAP revenue provides useful information for the investors as they review for underlying trends in the business and facilitate the investors’ comparisons of the Company’s revenue performance with prior and future periods and to the Company’s peers.

Cost of goods sold, costs of research and development and costs of selling, general and administrative related to restructuring events: The Company has incurred periodic expenses, included in its GAAP presentation of gross margin and operating expenses that may include (i) additional depreciation from changes in estimated useful life and the write-down of certain property and equipment that has been identified for disposal but remained in use until the date of disposal, (ii) workforce related charges such as retention bonuses and employee relocation costs related to a formal restructuring plan, (iii) building costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) acquisition and integration costs. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that the impact of these items does not reflect expected future gross profits or operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.

Gain or loss on sale of available for-sale investments and impairment of investments: The Company has sold investments or adjusted the value of investments from time to time based on market conditions. The Company’s activities in this respect are included in the Company’s GAAP presentation of net income (loss) and net income (loss) per share. The Company’s core business does not include making financial investments in third parties, and such investments do not constitute a material portion of the Company’s assets. Moreover, the amount and timing of gains and losses and adjustments to the value of investments are unpredictable. Consequently, the Company believes that gains or losses on these sales and adjustments to the value of investments are not related to the ongoing core business and operating performance of the Company. The Company excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes the GAAP measure is not indicative of the Company’s core operating performance.

Stock-based compensation expense: Non-GAAP net income (loss) and net income (loss) per share excludes stock-based compensation expense under authoritative guidance. The Company excludes this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes this GAAP measure is not indicative of its core operating performance.

Amortization of intangibles from acquisitions: The Company incurs amortization of intangibles, included in its GAAP presentation of cost of goods sold and operating expense, related to the various acquisitions it has made. Management excludes these items, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share, EBITDA and adjusted EBITDA, when it evaluates the continuing operational performance of the Company. The Company believes that eliminating this expense from operating income is useful to investors because it believes the GAAP measure, alone, is not indicative of its core cost of goods sold and operating expenses and performance.

Impairment of goodwill and other long-lived assets: The Company incurs costs, included in its GAAP presentation of operating expense, related to the impairment of goodwill and other long-lived assets in accordance with authoritative guidance. These adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, the related asset value impairments are non-recurring and generally unpredictable. The Company believes that eliminating this item, for the purposes of calculating non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA, is useful to investors. We believe this non-GAAP adjustment will assist investors to compare current versus past performance. The Company’s historical adjustments to the carrying value of certain of its assets under authoritative guidance, as well as the methodology used by the Company in assessing the same, are more particularly described in its quarterly reports on form 10-Q and annual reports on Form 10-K.

Interest, taxes, and depreciation expense: The Company incurs depreciation expense in its operating results. The Company’s calculation of adjusted EBITDA excludes items as a result of interest, taxes, depreciation and amortization. Management believes adjusted EBITDA is indicative of the Company’s core operational cash flow.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net income (loss) is net income (loss). The GAAP measure most directly comparable to non-GAAP net income (loss) per share is net income (loss) per share. The GAAP measure most directly comparable to adjusted EBITDA is income (loss) from operations. The Company believes that these GAAP measures alone are not indicative of its core operating expenses and performance.

The following tables reconcile the non-GAAP revenue, net income (loss), net income (loss) per share and adjusted EBITDA financial measures to GAAP:

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in millions, except per share data)

(unaudited)

	Three Months Ended				Twelve Months Ended
	July 3, 2010		June 27, 2009		July 3, 2010		June 27, 2009
	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS	Net income (loss)	Basic EPS
GAAP measures	$1.5	$0.01	$(63.6)	$(0.29)	$(61.8)	$(0.28)	$(909.5)	$(4.22)
Items reconciling GAAP net income & EPS to Non-GAAP net income & EPS:

Related to net revenues:
Deferral of revenues related purchase accounting adjustment	7.2	0.03	0.9	0.01	9.5	0.04	1.3	0.01

Related to cost of sales:
Stock-based compensation expenses	1.2	0.01	1.4	0.01	5.3	0.03	6.7	0.03
Other non-recurring charges	(0.7)	(0.01)	0.7	—	0.1	—	1.1	0.01
Amortization of acquired developed technologies	13.5	0.06	11.5	0.05	50.6	0.23	48.9	0.23
Impairment of acquired developed technologies	—	—	—	—	—	—	4.9	0.02

Total related to gross profit	21.2	0.09	14.5	0.07	65.5	0.30	62.9	0.30

Related to operating expenses:
Research and development:
Stock-based compensation expenses	2.1	0.01	2.1	0.01	8.8	0.04	9.0	0.04
Other non-recurring charges	(0.3)	—	0.1	—	(0.2)	—	0.5	—
Selling, general and administrative:
Stock-based compensation expenses	6.7	0.03	8.5	0.04	29.0	0.13	34.9	0.16
Other non-recurring charges	2.5	0.01	1.2	0.01	5.0	0.02	2.5	0.01
Amortization of intangibles	8.0	0.04	6.3	0.03	27.8	0.12	27.0	0.13
Impairment of goodwill	—	—	4.8	0.02	—	—	741.7	3.44
(Gain) loss on disposal and impairment of long-lived assets	(3.5)	(0.02)	1.1	0.01	(2.0)	(0.01)	13.2	0.06
Restructuring and related charges	3.4	0.02	18.3	0.08	17.7	0.08	38.5	0.18

Total related to operating expenses	18.9	0.09	42.4	0.20	86.1	0.38	867.3	4.02

Interest and other (income) expense, net	(0.1)	—	—	—	(5.5)	(0.02)	(16.3)	(0.08)
Non-cash interest expense	4.4	0.02	4.2	0.01	17.2	0.08	18.2	0.08
Loss (gain) on sale of investments	(13.2)	(0.06)	0.1	—	(13.1)	(0.06)	(1.8)	(0.01)
Impairment of investments	0.2	—	—	—	1.4	0.01	18.4	0.09
Discontinued operations	0.2	—	0.9	—	2.1	0.01	3.2	0.02

Total related to net income & EPS	31.6	0.14	62.1	0.28	153.7	0.70	951.9	4.42

Non-GAAP measures	$33.1	$0.15	$(1.5)	$(0.01)	$91.9	$0.42	$42.4	$0.20

		Diluted EPS		Diluted EPS		Diluted EPS		Diluted EPS
Fully diluted Non-GAAP EPS		$0.15		$(0.01)		$0.41		$0.20
Shares used in per share calculation
Basic		220.4		216.1		218.9		215.6

Diluted		227.6		216.1		223.2		216.4

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
GAAP net revenue	$390.9	$273.2	$1,363.9	$1,283.3
Deferral of revenues related to purchase accounting adjustment	7.2	0.9	9.5	1.3

Non-GAAP net revenue	$398.1	$274.1	$1,373.4	$1,284.6

JDS UNIPHASE CORPORATION

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
GAAP net income (loss)	$1.5	$(63.6)	$(61.8)	$(909.5)
Interest and other (income) expense, net	0.2	(2.2)	(9.6)	(33.5)
Interest expense	6.2	5.7	24.3	25.5
(Gain) loss on sale of investments	(13.2)	0.1	(13.1)	(1.8)
Impairment of investments	0.2	—	1.4	18.4
Provision (benefit) for income taxes	1.8	(1.0)	2.5	(2.3)
Depreciation	14.3	15.9	58.3	67.7
Amortization	21.5	17.8	78.4	75.9

EBITDA	32.5	(27.3)	80.4	(759.6)

Costs related to restructuring and related charges	3.4	18.3	17.7	38.5
Costs related to stock based compensation expense	10.0	12.0	43.1	50.6
Costs related to purchase accounting adjustment	7.3	0.9	9.6	1.3
Costs related to other non-recurring activities	1.4	2.0	4.8	4.1
Impairment of acquired developed technologies	—	—	—	4.9
(Gain) loss on disposal and impairment of long-lived assets	(3.5)	1.1	(2.0)	13.2
Impairment of goodwill	—	4.8	—	741.7
Discontinued operations	0.2	0.9	2.1	3.3

Adjusted EBITDA	$51.3	$12.7	$155.7	$98.0